Exhibit 99.1
Ichor Holdings, Ltd. Announces Second Quarter 2026 Financial Results
FREMONT, Calif., August 3, 2026–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced second quarter 2026 financial results.
Second quarter 2026 highlights:
•Revenue of $294.8 million, up 15% compared to Q1 2026 and up 24% compared to Q2 2025;
•Gross margin of 13.9% on a GAAP basis and 14.1% on a non‑GAAP basis;
•Earnings per share of $0.03 on a GAAP basis and $0.34 on a non-GAAP basis; and
•Total cash and cash equivalents increased to $256 million at quarter-end, following completion of a $200 million at-the-market equity offering during the quarter.
"We are pleased to report strong financial results for the second quarter, as we continue to execute strategic and operational priorities that are driving improved earnings leverage within a strengthening demand environment,” commented Phil Barros, Ichor’s CEO. “Revenues of $295 million increased 15% sequentially, and the additional growth we had forecast for Q2 has already been achieved to date in Q3 as we drive significantly more growth in the second half, compared to our expectations a quarter ago.
"Three quarters ago, we laid out a strategy to strengthen Ichor's operating model, expand margins, and position the company to capitalize on the next semiconductor growth cycle, and our second-quarter results demonstrate we are delivering against that plan,” continued Mr. Barros. “Over the past two quarters, we have significantly expanded gross margin while driving earnings to a three-year record. With our customers’ demand visibility now extending well into 2027, our outlook for the remainder of 2026 indicates continued sequential growth in revenues, gross margin, and earnings per share. The strategic, operational and technological priorities that we expect will enable Ichor to outperform the overall peer group going forward, are now also supported by a strengthened balance sheet, providing enhanced flexibility as we continue to execute."

	Q2 2026	Q1 2026	Q2 2025
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$294,784	$256,068	$240,285
Gross margin	13.9%	12.6%	11.3%
Operating margin	2.4%	0.8%	(2.0)%
Net income (loss)	$998	$(2,469)	$(9,408)
Diluted EPS	$0.03	$(0.07)	$(0.28)

	Q2 2026	Q1 2026	Q2 2025
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	14.1%	12.8%	11.8%
Operating margin	5.5%	3.4%	1.9%
Net income	$12,172	$5,287	$(469)
Diluted EPS	$0.34	$0.15	$(0.01)

U.S. GAAP Financial Results Overview
For the second quarter of 2026, revenue was $294.8 million, net income was $1.0 million, and diluted earnings per share (“diluted EPS”) was $0.03. This compares to revenue of $256.1 million and $240.3 million, net loss of $(2.5) million and $(9.4) million, and diluted EPS of $(0.07) and $(0.28), for the first quarter of 2026 and second quarter of 2025, respectively.

Non-GAAP Financial Results Overview
For the second quarter of 2026, non-GAAP net income was $12.2 million and non-GAAP diluted EPS was $0.34. This compares to non-GAAP net income (loss) of $5.3 million and $(0.5) million, and non-GAAP diluted EPS of $0.15 and $(0.01), for the first quarter of 2026 and second quarter of 2025, respectively.

Third Quarter 2026 Financial Outlook
For the third quarter of 2026, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$315 million	$330 million	$345 million
GAAP diluted EPS	$0.25	$0.30	$0.35
Non-GAAP diluted EPS	$0.40	$0.45	$0.50
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $1.9 million and share-based compensation expense of approximately $4.8 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the second quarter of 2026 with cash and cash equivalents of $256.5 million, an increase of $167.4 million from the prior quarter and an increase of $158.2 million from the prior year ended December 26, 2025.
The increase of $167.4 million for the second quarter of 2026 was primarily due to net proceeds of $195.4 million from our issuance of 2.5 million ordinary shares in connection with an at-the-market public offering at an average offer price of $80.70 per share, partially offset by net cash used in operating activities of $15.9 million, capital expenditures of $7.8 million, issuance of ordinary shares under share-based compensation plans net of employees' taxes paid upon vesting of restricted share units of $2.8 million, and payments on credit facilities of $1.6 million. The increase of $158.2 million from the prior year ended December 26, 2025 was primarily due to net proceeds of $195.4 million from our issuance of 2.5 million ordinary shares, partially offset by net cash used in operating activities of $18.8 million, capital expenditures of $14.8 million, and payments on credit facilities of $3.1 million over such prior two quarter period.
Our cash used in operating activities of $15.9 million for the second quarter of 2026 consisted of an increase in our net operating assets and liabilities of $32.0 million, partially offset by net non-cash charges of $15.1 million, consisting primarily of depreciation and amortization of $7.2 million, share-based compensation expense of $4.5 million, loss on disposal of equipment of $1.3 million, and the impairment of lease right-of-use assets of $0.9 million, and net income of $1.0 million.
Our cash used in operating activities of $18.8 million for the six months ended June 26, 2026 consisted of an increase in our net operating assets and liabilities of $44.7 million and net loss of $1.5 million, partially offset by net non-cash charges of $27.4 million, consisting primarily of depreciation and amortization of $14.9 million, share-based compensation expense of $8.4 million, loss on disposal of equipment of $1.3 million, and the impairment of lease right-of-use assets of $0.9 million.
The increase in our net operating assets and liabilities of $32.0 million during the second quarter of 2026 was primarily due to an increase in inventory of $38.4 million, an increase in accounts receivable of $11.6 million, and a decrease in accrued and other liabilities of $0.5 million, partially offset by an increase in accounts payable of $15.7 million and a decrease in prepaid expenses and other assets of $1.8 million.

The increase in our net operating assets and liabilities of $44.7 million for the six months ended June 26, 2026 was primarily due to an increase in inventory of $58.9 million, an increase in accounts receivable of $34.1 million, and a decrease in accrued and other liabilities of $0.6 million, partially offset by an increase in accounts payable of $43.1 million and a decrease in prepaid expenses and other assets of $4.7 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release. Beginning in the second quarter of 2026, we revised the definition of non-GAAP financial measures to no longer exclude inventory impairment charges. Prior period non-GAAP financial measures have been recast to conform to our current definition.
Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our second quarter 2026 results and business outlook today at 1:15 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/ichorq2_26.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13761355. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, California. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended June 26, 2026, March 27, 2026, and June 27, 2025 were each 13 weeks. References to the second quarter of 2026, first quarter of 2026, and second quarter of 2025 relate to the three-month periods then ended. Our fiscal years ended December 25, 2026 and December 26, 2025 are each 52 weeks. References to 2026 and 2025 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our third fiscal quarter of 2026 and beyond, statements regarding the current business environment, revenue levels in 2026 and beyond, manufacturers’ investment in wafer fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2026 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Iran, Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 26, 2025 and any other periodic reports or other documents that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 26, 2026	March 27, 2026	December 26, 2025	June 27, 2025
Assets
Current assets:
Cash and cash equivalents	$256,456	$89,089	$98,290	$92,224
Accounts receivable, net	104,652	93,067	70,514	80,821
Inventories	290,707	252,299	231,794	259,373
Prepaid expenses and other current assets	7,511	7,639	9,531	6,710
Total current assets	659,326	442,094	410,129	439,128
Property and equipment, net	107,840	103,551	103,922	108,907
Operating lease right-of-use assets	31,364	35,126	35,046	39,313
Other noncurrent assets	13,569	13,664	13,638	14,715
Deferred tax assets, net	4,374	4,338	4,337	3,043
Intangible assets, net	36,416	38,327	40,405	44,560
Goodwill	335,402	335,402	335,402	335,402
Total assets	$1,188,291	$972,502	$942,879	$985,068
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$125,717	$108,175	$84,007	$90,581
Accrued liabilities	18,522	16,528	17,479	16,477
Other current liabilities	15,565	13,516	10,602	10,387
Current portion of long-term debt	6,250	6,250	6,250	7,500
Current portion of lease liabilities	12,093	12,203	11,250	11,478
Total current liabilities	178,147	156,672	129,588	136,423
Long-term debt, less current portion, net	114,308	115,793	117,278	117,505
Lease liabilities, less current portion	21,491	24,419	25,413	30,300
Deferred tax liabilities, net	3,781	2,627	1,961	1,555
Other non-current liabilities	5,067	4,977	4,753	5,138
Total liabilities	322,794	304,488	278,993	290,921
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 37,383,592, 34,744,772, 34,433,776, and 34,243,283 shares outstanding, respectively; 37,383,592, 39,182,211, 38,871,215, and 38,680,722 shares issued, respectively)	4	3	3	3
Additional paid in capital	735,894	630,988	624,391	615,838
Treasury shares at cost (0, 4,437,439, 4,437,439, and 4,437,439 shares, respectively)	—	(91,578)	(91,578)	(91,578)
Retained earnings	129,599	128,601	131,070	169,884
Total shareholders’ equity	865,497	668,014	663,886	694,147
Total liabilities and shareholders’ equity	$1,188,291	$972,502	$942,879	$985,068

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Net sales	$294,784	$256,068	$240,285	$550,852	$484,750
Cost of sales	253,801	223,810	213,083	477,611	429,026
Gross profit	40,983	32,258	27,202	73,241	55,724
Operating expenses:
Research and development	7,772	5,530	5,710	13,302	11,584
Selling, general, and administrative	24,105	22,565	24,254	46,670	45,996
Amortization of intangible assets	1,911	2,078	2,078	3,989	4,156
Total operating expenses	33,788	30,173	32,042	63,961	61,736
Operating income (loss)	7,195	2,085	(4,840)	9,280	(6,012)
Interest expense, net	1,453	1,678	1,635	3,131	3,281
Other expense, net	332	323	193	655	274
Income (loss) before income taxes	5,410	84	(6,668)	5,494	(9,567)
Income tax expense	4,412	2,553	2,740	6,965	4,400
Net income (loss)	$998	$(2,469)	$(9,408)	$(1,471)	$(13,967)
Net income (loss) per share:
Basic	$0.03	$(0.07)	$(0.28)	$(0.04)	$(0.41)
Diluted	$0.03	$(0.07)	$(0.28)	$(0.04)	$(0.41)
Shares used to compute net income (loss) per share:
Basic	35,397,839	34,607,033	34,179,382	35,002,436	34,088,873
Diluted	36,302,279	34,607,033	34,179,382	35,002,436	34,088,873

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Cash flows from operating activities:
Net income (loss)	$998	$(2,469)	$(9,408)	$(1,471)	$(13,967)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,203	7,654	7,999	14,857	16,057
Share-based compensation	4,529	3,833	4,227	8,362	8,350
Impairment of lease right-of-use assets	938	—	1,292	938	1,292
Deferred income taxes	1,118	665	1,026	1,783	1,273
Loss on disposal of equipment	1,282	—	—	1,282	—
Amortization of debt issuance costs	77	78	116	155	232
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(11,585)	(22,553)	(962)	(34,138)	5,798
Inventories	(38,408)	(20,505)	4,081	(58,913)	(9,271)
Prepaid expenses and other assets	1,808	2,856	1,940	4,664	4,777
Accounts payable	15,686	27,382	(14,775)	43,068	(468)
Accrued liabilities	1,378	(531)	(1,499)	847	305
Other liabilities	(899)	673	(1,545)	(226)	(2,909)
Net cash provided by (used in) operating activities	(15,875)	(2,917)	(7,508)	(18,792)	11,469
Cash flows from investing activities:
Capital expenditures	(7,768)	(7,065)	(7,291)	(14,833)	(25,772)
Net cash used in investing activities	(7,768)	(7,065)	(7,291)	(14,833)	(25,772)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees and expenses	195,380	—	—	195,380	—
Issuance of ordinary shares under share-based compensation plans	1,418	4,766	650	6,184	4,654
Employees' taxes paid upon vesting of restricted share units	(4,226)	(2,422)	(1,033)	(6,648)	(3,046)
Repayments on term loan	(1,562)	(1,563)	(1,875)	(3,125)	(3,750)
Net cash provided by (used in) financing activities	191,010	781	(2,258)	191,791	(2,142)
Net increase (decrease) in cash	167,367	(9,201)	(17,057)	158,166	(16,445)
Cash at beginning of period	89,089	98,290	109,281	98,290	108,669
Cash at end of period	$256,456	$89,089	$92,224	$256,456	$92,224
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,910	$1,959	$2,093	$3,869	$4,344
Cash paid during the period for taxes, net of refunds	$1,148	$(686)	$739	$462	$1,299
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$2,268	$412	$4,291	$2,268	$4,291
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$2,424	$773	$2,424	$773

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
U.S. GAAP gross profit	$40,983	$32,258	$27,202	$73,241	$55,724
Non-GAAP adjustments:
Share-based compensation	632	545	774	1,177	1,481
Facility shutdown costs (1)	—	—	53	—	357
Other (2)	—	—	378	—	1,161
Non-GAAP gross profit	$41,615	$32,803	$28,407	$74,418	$58,723
U.S. GAAP gross margin	13.9%	12.6%	11.3%	13.3%	11.5%
Non-GAAP gross margin	14.1%	12.8%	11.8%	13.5%	12.1%
(1)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the second quarter of 2025 and for the six months ended June 27, 2025 are severance costs associated with affected employees of $0.1 million and $0.4 million, respectively.
(2)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
U.S. GAAP operating income (loss)	$7,195	$2,085	$(4,840)	$9,280	$(6,012)
Non-GAAP adjustments:
Share-based compensation	4,529	3,833	4,227	8,362	8,350
Amortization of intangible assets	1,911	2,078	2,078	3,989	4,156
Restructuring plan costs (1)	2,661	549	—	3,210	—
Facility shutdown costs (2)	44	114	2,730	158	3,322
Other (3)	—	—	386	—	1,340
Non-GAAP operating income	$16,340	$8,659	$4,581	$24,999	$11,156
U.S. GAAP operating margin	2.4%	0.8%	(2.0)%	1.7%	(1.2)%
Non-GAAP operating margin	5.5%	3.4%	1.9%	4.5%	2.3%
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the second quarter of 2026, the first quarter of 2026, and the six months ended June 26, 2026 are: (i) fixed asset charges of $1.3 million, $0.1 million, and $1.4 million respectively; (ii) ROU asset impairment costs of $0.9 million, $0.0 million, and $0.9 million, respectively; and (iii) other direct and incremental restructuring related costs of $0.5 million, $0.4 million, and $0.9 million respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the second quarter of 2026, the first quarter of 2026, the second quarter of 2025, the six months ended June 26, 2026, and the six months ended June 27, 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.1 million, $0.6 million, $0.2 million, and $0.6 million respectively; (ii) ROU asset impairment costs of $0.0 million, $0.0 million, $1.3 million, $0.0 million, and $1.3 million respectively; (iii) fixed asset charges of $0.0 million, $0.0 million, $0.6 million, $0.0 million, and $0.6 million respectively; and (iv) severance costs associated with affected employees of $0.0 million, $0.0 million, $0.2 million, $0.0 million, and $0.8 million respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
U.S. GAAP net income (loss)	$998	$(2,469)	$(9,408)	$(1,471)	$(13,967)
Non-GAAP adjustments:
Share-based compensation	4,529	3,833	4,227	8,362	8,350
Amortization of intangible assets	1,911	2,078	2,078	3,989	4,156
Restructuring plan costs (1)	2,661	549	—	3,210	—
Facility shutdown costs (2)	44	114	2,730	158	3,322
Other (3)	—	—	386	—	1,340
Tax adjustments related to non-GAAP adjustments (4)	2,029	1,182	(482)	3,211	229
Tax expense from valuation allowance (5)	—	—	—	—	337
Non-GAAP net income	$12,172	$5,287	$(469)	$17,459	$3,767
U.S. GAAP diluted EPS	$0.03	$(0.07)	$(0.28)	$(0.04)	$(0.41)
Non-GAAP diluted EPS	$0.34	$0.15	$(0.01)	$0.49	$0.11
Shares used to compute non-GAAP diluted EPS	36,302,279	35,297,664	34,179,382	35,878,695	34,215,118
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the second quarter of 2026, the first quarter of 2026, and the six months ended June 26, 2026 are: (i) fixed asset charges of $1.3 million, $0.1 million, and $1.4 million respectively; (ii) ROU asset impairment costs of $0.9 million, $0.0 million, and $0.9 million, respectively; and (iii) other direct and incremental restructuring related costs of $0.5 million, $0.4 million, and $0.9 million respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the second quarter of 2026, the first quarter of 2026, the second quarter of 2025, the six months ended June 26, 2026, and the six months ended June 27, 2025 are: (i) other direct and incremental facility exit-related costs of $0.1 million, $0.1 million, $0.6 million, $0.2 million, and $0.6 million respectively; (ii) ROU asset impairment costs of $0.0 million, $0.0 million, $1.3 million, $0.0 million, and $1.3 million respectively; (iii) fixed asset charges of $0.0 million, $0.0 million, $0.6 million, $0.0 million, and $0.6 million respectively; and (iv) severance costs associated with affected employees of $0.0 million, $0.0 million, $0.2 million, $0.0 million, and $0.8 million respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Represents the income tax effect of the adjustments used to reconcile GAAP net income (loss) to non-GAAP net income. The tax effect is calculated by determining a non-GAAP annual effective tax rate in accordance with ASC 740-270, based primarily on forecasted annual non-GAAP pre-tax income or loss by jurisdiction and the applicable statutory tax rates in those jurisdictions (including the impact of applicable tax holidays and valuation allowances which may limit or eliminate the tax effect of certain adjustments), applying that rate to non-GAAP year-to-date consolidated pre-tax income or loss, and adjusting for discrete tax items. For the three months ended June 26, 2026, March 27, 2026, and June 27, 2025, and the six months ended June 26, 2026 and June 27, 2025, on a GAAP and non-GAAP basis the United States maintains a valuation allowance against its deferred tax assets and is the primary jurisdiction impacted by the non-GAAP adjustments. The tax effect of the non-GAAP adjustments is primarily driven by the forecasted mix of earnings in domestic and international jurisdictions.
(5)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets of our Scotland and Korean operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2026	March 27, 2026	June 27, 2025	June 26, 2026	June 27, 2025
Net cash provided by (used in) operating activities	$(15,875)	$(2,917)	$(7,508)	$(18,792)	$11,469
Capital expenditures	(7,768)	(7,065)	(7,291)	(14,833)	(25,772)
Free cash flow	$(23,643)	$(9,982)	$(14,799)	$(33,625)	$(14,303)